Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com
EMULEX ANNOUNCES SECOND QUARTER FISCAL 2010 RESULTS
Sequential Revenue Growth of 27 Percent Drives Market Share Gains

COSTA MESA, Calif., January 21, 2010 — Emulex Corporation (NYSE:ELX) today announced results for its second fiscal quarter ended December 27, 2009.
Second Quarter Financial Highlights
•	Total net revenues of $108.3 million, exceeding the high end of both the October guidance of $88—$92 million and the preliminary results of $107-$108 million

•	Host Server Products (HSP) net revenues increased 28% sequentially to $81.9 million

•	8Gb/s net revenues increased 59% sequentially, accounting for 26% of HSP net revenues during the quarter

•	Fibre Channel over Ethernet Converged Network Adapters (FCoE CNA’s) net revenues grew 57% sequentially

•	Embedded Storage Products (ESP) net revenues increased 24% sequentially to $26.3 million

•	GAAP gross margin of 62% and non-GAAP gross margins of 66%

•	GAAP operating income of $5.8 million, or 5% of total net revenues, and non-GAAP operating income of $17.3 million, or 16% of total net revenues

•	GAAP diluted earnings per share of $0.11

•	Non-GAAP diluted earnings per share of $0.18, exceeding the high end of both the October guidance of $0.10—$0.12 and the preliminary results of $0.16-$0.17

FY’10 Q2 Earnings Results
January 21, 2010

Business Highlights
•	Emulex announced general availability of its OneConnect™ Universal Converged Network Adapters (UCNAs) and OneCommand™ Manager

•	Emulex named market share leader in FCoE CNA’s according to Dell’Oro Group

•	IBM and Emulex collaborate to deliver industry-leading 10Gb/s Ethernet and 16Gb/s Fibre Channel storage and networking connectivity solutions for IBM Power Systems’ customers

•
Emulex and Alacritech announced a license agreement giving Emulex access to Alacritech’s patent portfolio, including support for Microsoft’s Transmission Control Protocol (TCP) Chimney architecture for its OneConnect™ UCNAs

•	Launched Emulex Edge™ Partner Program designed to increase revenue generation opportunities for converged networking Value Added Resellers (VARs)

•	Emulex OneConnect™ FCoE UCNA outperformed the competition and approaches one million IOPS barrier according to IT Brand Pulse

•	Sun Microsystems selected Emulex to deliver new Express Module Host Bus Adapter (HBA) combining 8Gb/s Fibre Channel and 1Gb/s Ethernet for the Sun Blade™ family of servers
Financial Results
Second quarter total net revenues were $108.3 million, a sequential increase of 27% and essentially flat with the comparable quarter of last year. Second quarter GAAP net income was $8.9 million, or $0.11 per diluted share, compared to GAAP net income of $10.5 million, or $0.13 per diluted share, reported in Q2 of fiscal 2009 and GAAP net income of $3.8 million or $0.05 per diluted share, in Q1 of fiscal 2010. Non-GAAP net income for the second quarter was $14.3 million, or $0.18 per diluted share. Non-GAAP net income per diluted share increased 125% from $0.08 reported in Q1 of fiscal 2010 but decreased 22% from $0.23 reported in Q2 of fiscal 2009. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.

FY’10 Q2 Earnings Results
January 21, 2010

President and CEO Jim McCluney commented, “I’m really pleased with the exceptional execution by the entire Emulex team which is reflected in our results for the December quarter. Demand was strong throughout the quarter for both our HSP and ESP product lines.” McCluney continued, “The breadth of sequential growth across our products and our customers reinforces that we have made the right investment choices to increase our relevance with our OEM customers, gain market share in our core business, and ultimately drive increased shareholder value.”
“Looking ahead, we expect that the improving performance of our core business will be complemented by the launches of our 10Gb/s OneConnect design wins for the next x86 server refresh cycle. With our continuing laser-like focus on executing our winning strategy, 2010 looks to be an exciting year for Emulex,” concluded McCluney.
Business Outlook
Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the current economic downturn and uncertainty resulting from recent disruptions in global credit and equity markets, Emulex is providing guidance for its third fiscal quarter ending March 28, 2010. For the third quarter fiscal 2010, Emulex is forecasting total net revenues in the range of $100-$103 million. The Company expects non-GAAP earnings per diluted share could amount to $0.16-$0.18 in the third quarter. On a GAAP basis, Emulex expects earnings per diluted share of $0.05-$0.07 in the third quarter. GAAP estimates for the third quarter reflect approximately $0.11 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation.
About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

FY’10 Q2 Earnings Results
January 21, 2010

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Note Regarding Non-GAAP Financial Information. To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the second fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, and (iii) severance and associated costs. At the time of acquisition, the intangible assets are recorded at fair value and subsequently amortized over their estimated useful lives. The Company believes that the amortization of intangibles does not constitute part of its core business because it generally represents costs incurred by an acquired company or other third party to build value prior to acquisition of the intangible assets and as such it is effectively part of the transaction costs rather than ongoing costs of operating the Company’s core business. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and

FY’10 Q2 Earnings Results
January 21, 2010

projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors and allows them to understand the impact of expensing stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. The Company has incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. The Company believes these types of severance expenses are infrequent in nature and that they do not accurately reflect the ongoing costs of operation of the Company’s core business. As a result, the Company believes that the exclusion of such severance and related costs from the calculation of non-GAAP gross margin gives management and investors a more effective means of evaluating its historical performance and projected costs.
Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of other intangibles, (ii) stock-based compensation, (iii) severance and associated costs and (iv) net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, stock-based compensation, and severance and associated costs is useful to investors and the Company for the same reasons as described above with respect to non-GAAP gross margin. Furthermore, with respect to the exclusion of the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs, the Company believes that presentation of a measure of non-GAAP operating expenses that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs is infrequent in nature and is unrelated to the Company’s core business.
Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, and (iv) net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, stock-based compensation, severance and associated costs, and net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin and non-GAAP operating expenses.

FY’10 Q2 Earnings Results
January 21, 2010

Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP diluted earnings per share exclude the effects of (i) amortization of intangibles, (ii) stock-based compensation, (iii) severance and associated costs, (iv) net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs, (v) the U.S. tax impact associated with the options exchange, and (vi) the timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income. The Company believes that presentation of a measure of net income and diluted earnings per share that excludes the tax impact associated with the Company’s recent options exchange, as well as the timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that income and charges of this type are infrequent in nature and are unrelated to ongoing operation of the Company’s core business.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. The Company expressly disclaims any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Recent disruptions in world credit and equity markets and the resulting economic uncertainty for the Company’s customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect the Company’s revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire the Company may have an adverse effect on the Company’s operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of

FY’10 Q2 Earnings Results
January 21, 2010

consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on the Company’s business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”
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This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’10 Q2 Earnings Results
January 21, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008

Net revenues	$108,290	$108,661	$193,817	$220,357
Cost of sales	41,506	42,676	74,927	84,420

Gross profit	66,784	65,985	118,890	135,937

Operating expenses:
Engineering and development	31,680	31,101	63,079	65,884
Selling and marketing	15,760	13,270	28,672	27,786
General and administrative	11,896	9,548	24,175	18,964
Amortization of other intangible assets	1,698	1,851	3,396	3,938

Total operating expenses	61,034	55,770	119,322	116,572

Operating income (loss)	5,750	10,215	(432)	19,365

Nonoperating income (loss):
Interest income	93	1,224	212	3,073
Interest expense	(2)	(34)	(4)	(36)
Other income (expense), net	(132)	(127)	98	197

Total nonoperating income (loss)	(41)	1,063	306	3,234

Income (loss) before income taxes	5,709	11,278	(126)	22,599

Income tax provision (benefit)	(3,233)	761	(12,906)	4,581

Net income	$8,942	$10,517	$12,780	$18,018

Net income per share:
Basic	$0.11	$0.13	$0.16	$0.22

Diluted	$0.11	$0.13	$0.16	$0.22

Number of shares used in per share computations:
Basic	79,667	80,169	79,563	80,604

Diluted	80,734	80,420	80,505	81,055

FY’10 Q2 Earnings Results
January 21, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 27,	June 28,
	2009	2009
Assets

Current assets:
Cash and cash equivalents	$252,737	$294,136
Investments	16,086	8,289
Accounts and other receivables, net	68,207	51,566
Inventories	10,717	10,665
Prepaid income taxes	17,300	17,083
Prepaid expenses and other current assets	9,047	8,021
Deferred income taxes	16,289	16,793

Total current assets	390,383	406,553

Property and equipment, net	67,020	74,794
Intangible assets, net	137,983	130,830
Deferred income taxes	22,844	16,002
Other assets	45,680	30,739

	$663,910	$658,918

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$24,834	$28,786
Accrued liabilities	31,385	23,454

Total current liabilities	56,219	52,240

Other liabilities	5,495	5,826
Accrued taxes	32,666	31,408

Total liabilities	94,380	89,474

Total stockholders’ equity	569,530	569,444

	$663,910	$658,918

FY’10 Q2 Earnings Results
January 21, 2010

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q2 FY		Q2 FY
	2010	% Total	2009	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change
Revenues from OEM customers	$91,194	84%	$87,410	80%	4%
Revenues from distribution	16,992	16%	21,173	20%	(20%)
Other	104	nm	78	nm	nm

Total net revenues	$108,290	100%	$108,661	100%	nm

United States	$33,324	31%	$41,499	38%	(20%)
Europe, Middle East and Africa	32,972	30%	37,380	34%	(12%)
Asia-Pacific	40,172	37%	28,084	26%	43%
Rest of world	1,822	2%	1,698	2%	7%

Total net revenues	$108,290	100%	$108,661	100%	nm

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
($000s)	2009	2008	2009	2008

Cost of sales	$312	$365	$665	$710
Engineering & development	1,235	2,636	3,712	5,782
Selling & marketing	867	956	1,363	1,971
General & administrative	1,213	1,792	2,824	4,056

Total stock-based compensation	$3,627	$5,749	$8,564	$12,519

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
	2009	2008	2009	2008

GAAP gross margin	61.7%	60.7%	61.3%	61.7%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.3%	0.3%	0.3%
Amortization of intangibles	4.3%	4.4%	5.0%	4.3%
Severance and associated costs	—	0.0%	—	0.1%

Non-GAAP gross margin	66.3%	65.4%	66.6%	66.4%

FY’10 Q2 Earnings Results
January 21, 2010

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
($000s)	2009	2008	2009	2008

GAAP operating expenses, as presented above	$61,034	$55,770	$119,322	$116,572

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses
Stock-based compensation	(3,315)	(5,384)	(7,899)	(11,809)
Amortization of other intangibles	(1,698)	(1,851)	(3,396)	(3,938)
Severance and associated costs	—	(262)	(964)	(2,656)
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	(1,484)	—	(4,094)	—

Impact on operating income	(6,497)	(7,497)	(16,353)	(18,403)

Non-GAAP operating expenses	$54,537	$48,273	$102,969	$98,169

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
($000s)	2009	2008	2009	2008

GAAP operating income (loss) as presented above	$5,750	$10,215	($432)	$19,365

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	3,627	5,749	8,564	12,519
Amortization of intangibles	6,424	6,582	12,848	13,400
Severance and associated costs	—	262	964	2,861
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	1,484	—	4,094	—

Impact on operating income (loss)	11,535	12,593	26,470	28,780

Non-GAAP operating income	$17,285	$22,808	$26,038	$48,145

FY’10 Q2 Earnings Results
January 21, 2010

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
($000s)	2009	2008	2009	2008

GAAP net income, as presented above	$8,942	$10,517	$12,780	$18,018

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	3,627	5,749	8,564	12,519
Amortization of intangibles	6,424	6,582	12,848	13,400
Severance and associated costs	—	262	964	2,861
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	1,484	—	4,094	—
Income tax effect of above items	(4,426)	(4,340)	(9,832)	(9,669)
Tax impact associated with the option exchange	—	—	(3,982)	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	(1,727)	—	(4,195)	—

Impact on net income	5,382	8,253	8,461	19,111

Non-GAAP net income	$14,324	$18,770	$21,241	$37,129

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share:

	Three Months Ended		Six Months Ended
	December 27,	December 28,	December 27,	December 28,
(Shares in 000s)	2009	2008	2009	2008
GAAP diluted earnings per share, as presented above	$0.11	$0.13	$0.16	$0.22

Items excluded from GAAP diluted earnings per share to calculate non-GAAP diluted earnings per share, net of tax effect:
Stock-based compensation	0.03	0.05	0.07	0.11
Amortization of intangibles	0.05	0.05	0.10	0.10
Severance and associated costs	—	0.00	0.00	0.02
Net charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.01	—	0.03	—
Tax impact associated with the option exchange	—	—	(0.05)	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	(0.02)	—	(0.05)	—

Impact on diluted earnings per share	0.07	0.10	0.10	0.23

Non-GAAP diluted earnings per share	$0.18	$0.23	$0.26	$0.45

Diluted shares used in non-GAAP per share computations	80,734	80,420	80,505	81,055

FY’10 Q2 Earnings Results
January 21, 2010

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
March 28, 2010

Non-GAAP diluted earnings per share guidance	$0.16-$0.18

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.03
Other charges associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.01
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	0.02

GAAP diluted earnings per share guidance	$0.05-$0.07